                                                                     EXHIBIT 23


                             ACCOUNTANTS' CONSENT


The Board of Directors
Compass Bancshares, Inc.:


We consent to incorporation by reference in the Registration Statements
(Nos. 33-26884, 33-7784, 33-5912, 2-87248, 2-84490, 2-85478, 2-73257, 33-39095,
33-69806, 33-69810, 33-57003, 33-65437, 333-15115, and 333-15117) on Forms S-8,
(Nos. 333-07707, 333-20415, 333-19937, 333-15373, 333-07897, 333-07793,
333-05007, 333-04121, and 333-00707) on Forms S-4 and (No. 33-61018) on Form S-3
of Compass Bancshares, Inc. of our report dated January 21, 1997, relating to the consolidated balance sheets of Compass Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of Compass Bancshares, Inc.


Birmingham, Alabama
March 19, 1997